                                                                    Exhibit 4.10


                              FIRST AMENDMENT TO
                             AMENDED AND RESTATED
                        MULTICURRENCY CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT (this "First Amendment") is made and entered into as of February 3, 1998, by and among UNITED STATES FILTER CORPORATION, a Delaware corporation with its chief executive office at 40-004 Cook Street, Palm Desert, California 92211 (the "Borrower"), BANKBOSTON, N.A., f/k/a The First National Bank of Boston, a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), DLJ CAPITAL FUNDING, INC. ("DLJ"), ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL BRANCH, BANQUE PARIBAS ("Paribas"), THE BANK OF NEW YORK ("BNY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Bank of America Illinois ("BOA"), THE SUMITOMO BANK, LIMITED (LOS ANGELES BRANCH), FLEET BANK, N.A. ("Fleet"), NATIONSBANK, N.A. ("NationsBank"), THE INDUSTRIAL BANK OF JAPAN, LIMITED (LOS ANGELES AGENCY), BANQUE NATIONALE DE PARIS ("BNP"), DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES ("Deutsche Bank"), THE LONG-TERM CREDIT BANK OF JAPAN LTD. (LOS ANGELES AGENCY), UNION BANK OF CALIFORNIA, N.A. ("Union"), THE SANWA BANK LIMITED, LOS ANGELES BRANCH ("Sanwa"), BHF-BANK AKTIENGESELLSCHAFT, THE SAKURA BANK, LIMITED, CREDITO ITALIANO, THE FUJI BANK, LIMITED, WELLS FARGO BANK, NATIONAL ASSOCIATION, and any other financial institutions which become party to the Credit Agreement (defined below) in accordance with (S)22 thereof (each a "Lender" and, collectively, the "Lenders"), BKB as Managing Agent, DLJ as Documentation Agent, NATIONSBANK as Syndication Agent, BOA, DEUTSCHE BANK, and UNION as Co-Agents, and BNY, FLEET, PARIBAS, BNP, and SANWA as Lead Managers. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrower, the Lenders, and the Agents entered into an Amended and Restated Multicurrency Credit Agreement dated as of October 20, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Borrower, the Lenders, and the Agents have agreed to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

     1.   Amendment to (S)11.1(f) (Restrictions on Indebtedness). Section
          ------------------------------------------------------
11.1(f) is hereby amended by inserting the words "or subordinate" after the words "pari passu" therein.

     2.   Amendment to (S)11.5 (Restricted Distributions and Redemptions).
          ---------------------------------------------------------------
Section 11.5 is hereby amended by adding the following proviso to the end of the last sentence thereof: "provided, however, that to the extent such provisions
                         -------- --------
exist in any documents governing Indebtedness of acquired companies, the Borrower shall have six (6) months to cause such provisions to be removed from such documents or to discharge the Indebtedness evidenced thereby."

     3.   Amendment to (S)11.7 (Negative Pledges). Section 11.7 is hereby
          ---------------------------------------
amended by adding the following to the end thereof:  "provided, however, that to
                                                      --------  -------
the extent such provisions exist in the documents governing Indebtedness of acquired companies, the Borrower shall have six (6) months to cause such provisions to be removed from such documents or to discharge the Indebtedness evidenced thereby, provided further, that notwithstanding the foregoing, the
                   -------- -------
Borrower shall not be required to discharge such Indebtedness or to cause such provisions to be removed from such documents within such six month period if prepayment is prohibited under such documents or would result in a prepayment penalty (including any cash collateral required to secure outstanding letters of credit) in excess of $5,000,000, and if such provisions are enforceable under applicable law. Notwithstanding the foregoing, any Indebtedness which is permitted under this (S)11.7, together with other Indebtedness permitted under
(S)11.1(g), shall not exceed in the aggregate the greater of $100,000,000 or 5% of Consolidated Tangible Assets of the Borrower and its Subsidiaries."

     4.   Waiver. The Agents and the Lenders agree to waive any past Default or
          ------
Event of Default due to noncompliance with (S)(S)11.5 and 11.7 as a result of the Borrower's acquisitions of ownership interests in Memtec Limited and The Kinetics Group, Inc., provided that the Borrower is in full compliance with all
                      -------- ----
other provisions of the Credit Agreement, and provided further that the Borrower
                                              -------- -------
is hereinafter in full compliance with (S)(S)11.5 and 11.7 as amended hereby.

     5.   No Event of Default.   The Borrower represents and warrants to the
          -------------------
Agents and the Lenders that no Default or Event of Default has occurred and is continuing other than those expressly waived under (S)4 hereof.

     6.   Ratification, etc.   Except as expressly amended hereby, the Credit
          ------------------
Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

     7.   GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

     8.   Counterparts. This First Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

     9.   Effectiveness. This First Amendment shall become effective upon its
          -------------
execution and delivery by the Borrower and the Majority Lenders.


                           [Signature Pages Follow]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment under seal as of the date first set forth above.

THE BORROWER
------------

UNITED STATES FILTER
CORPORATION

By:  /s/ Kevin L. Spence
     ------------------------
     Kevin L. Spence
     Senior Vice President


THE LENDERS:
-----------

BANKBOSTON, N.A., f/k/a                      DLJ CAPITAL FUNDING, INC.,
The First National Bank of Boston,           individually and as
individually and as Managing Agent           Documentation Agent

By:  /s/ Lindsay W. McSweeney                By:
     ------------------------                     ------------------------
     Lindsay W. McSweeney                         Name:
     Vice President                               Title:

ABN AMRO BANK N.V., LOS                      DEUTSCHE BANK AG, NEW
ANGELES INTERNATIONAL                        YORK AND/OR CAYMAN
BRANCH                                       ISLANDS BRANCHES,
                                             individually and as Co-Agent

By:                                          By:
     ------------------------                     ------------------------
Name:                                             Name:
Title:                                            Title:

By:                                          By:
     ------------------------                     ------------------------
Name:                                             Name:
Title:                                            Title:

THE BANK OF NEW YORK,                        BANK OF AMERICA
individually and as Lead Manager             NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION
                                             (successor by merger to
By:  /s/ Jonathan Rollins                    Bank of America Illinois),
     ------------------------                individually and as Co-Agent
Jonathan Rollins
Assistant Vice President                     By:
                                                  ------------------------
                                                  Name:
                                                  Title:

THE SUMITOMO BANK, LIMITED                   FLEET BANK, N.A., individually
(LOS ANGELES BRANCH)                         and as Lead Manager

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

CREDITO ITALIANO                             BANQUE NATIONALE DE
                                             PARIS, individually and as Lead
                                             Manager

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

NATIONSBANK, N.A.,                           THE LONG-TERM CREDIT
individually and as Syndication Agent        BANK OF JAPAN LTD. (LOS
                                             ANGELES AGENCY)

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

UNION BANK OF                                THE SANWA BANK LIMITED,
CALIFORNIA, N.A.,                            LOS ANGELES BRANCH,
individually and as Co-Agent                 individually and as Lead Manager

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

BANQUE PARIBAS,                              BHF-BANK
individually and as Lead Manager             AKTIENGESELLSCHAFT

By:  /s/ Lynne A. Lueders                    By:
     ------------------------                     ------------------------
     Lynne A. Lueders                             Name:
     Director                                     Title:

By:  /s/ Stanley P. Berkman                  By:
     ------------------------                     ------------------------
     Stanley P. Berkman                           Name:
     Managing Director                            Title:
     Western Region

THE SAKURA BANK, LIMITED                     THE INDUSTRIAL BANK OF
                                             JAPAN, LIMITED (LOS
                                             ANGELES AGENCY)

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

WELLS FARGO BANK                             THE FUJI BANK, LIMITED

By:                                          By:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title: